UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)    May 24, 2006
NYMAGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)
New York

(State or Other Jurisdiction of Incorporation)

1-11238	13-3534162

(Commission File Number)	(IRS Employer Identification No.)

919 Third Avenue, New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)
(212) 551-0600

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On May 24, 2006, the Nominating /Corporate Governance and the Compensation Committees of the Board of Directors of NYMAGIC, INC. (the “Company”) approved and the Board of Directors granted discretionary awards of 1,000 restricted share units under the Company’s Amended and Restated 2004 Long-Term Incentive Plan (the “Plan” ) to each of the Company’s non-employee directors: John R. Anderson, Glenn Angiolillo, John T. Baily, William J. Michaelcheck, William D. Shaw, Jr., Robert G. Simses, David W. Young, David E. Hoffman and Glenn R. Yanoff. The restricted share units granted on May 24, 2006 will vest on May 24, 2007. The awards will be made pursuant to the form of Restricted Share Unit Award Agreement filed as Exhibit 10.43 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
     On May 24, 2006, the Board of Directors approved changes to the Company’s non-employee director fees for 2006-2007 after a review of such fees by a consultant. Under the 2006-2007 fee arrangement the annual retainer was increased from $18,000 to $25,000, the annual retainer of the Vice Chairman was increased from $28,000 to $35,000, the board meeting fee was raised to $2,000 per meeting from $1,750 per meeting, the retainer for the Audit Committee Chairman was increased from $12,500 to $15,000 annually, the retainer for the Audit committee members was increased from $5,000 to $7,500 annually and all retainers for other Board Committee Chairmen and members were retained at their current levels. The Board and Committee retainers will be paid annually in May and directors who have met the Company’s guidelines for share ownership by directors will have the option of taking cash payment or deferring the fees into a Company stock account.
Item 7.01. Regulation FD Disclosure.
     On May 25, 2006, the Company issued a press release announcing that it has increased its dividend to eight cents per share and declaring a dividend to shareholders of eight cents per share payable on July 6, 2006 to shareholders of record on June 30, 2006.
     The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
Item 8.01. Other Events.
     On May 24, 2006, the Nominating /Corporate Governance Committee of the Board of Directors recommended and the Board of Directors approved Glenn Angiolillo as the new Chairman of the Nominating/Corporate Governance Committee and the director to preside at the non-management and independent director meetings of the Board.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated May 26, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMAGIC, INC.

By:	/s/ Thomas J. Iacopelli

Name: Thomas J. Iacopelli
Title: Chief Financial Officer and Treasurer
Date: May 30, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 26, 2006.

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